UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 3, 2017

Nuverra Environmental Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14624 N. Scottsdale Road, Suite #300, Scottsdale, Arizona		85254
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 903-7802

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Term Loan Credit Agreement Amendment

On April 3, 2017 (the “Effective Date”), Nuverra Environmental Solutions, Inc. (the “Company”) entered into a Fifth Amendment (Increase Amendment) to Term Loan Credit Agreement (the “Term Loan Agreement Amendment”) by and among the lenders named therein (the “Lenders”), Wilmington Savings Fund Society, FSB (“Wilmington”), as administrative agent, Wells Fargo Bank, National Association (“Wells Fargo”), as collateral agent, the Company, and the guarantors named therein, which further amends the Term Loan Credit Agreement, dated April 15, 2016, by and among Wilmington, the Lenders, and the Company (the “Term Loan Agreement”) by increasing the Lenders’ commitment, and the principal amount borrowed by the Company, under the Term Loan Agreement from $58,100,000 to $59,200,000 (the “Additional Term Commitment”) and amending the EBITDA financial maintenance covenant.

Pursuant to the Term Loan Agreement Amendment, the Company is required to use a portion of the net cash proceeds of the Additional Term Commitment of $1.1 million to pay the fees, costs and expenses incurred in connection with the Term Loan Agreement Amendment. The remaining net cash proceeds, subject to satisfaction of certain release conditions, will be available for general operating, working capital and other general corporate purposes.

As a condition to the effectiveness of the Term Loan Agreement Amendment, the Company was required to enter into a letter agreement with the agent under the Company’s asset-based lending facility (the “ABL Facility”) providing that the agent under the ABL Facility would not exercise any remedies with respect to the Additional Term Commitment deposited in the Company’s Master Account (as defined in the ABL Facility).

The Term Loan Agreement Amendment requires the Company to (i) on or before April 7, 2017, enter into a restructuring support agreement (the “RSA”) and other documentation required by the Lenders in connection with the restructuring of the indebtedness of the Company and its subsidiaries; (ii) appoint Robert D. Albergotti to serve as the Chief Restructuring Officer of the Company; and (iii) within five days of the Effective Date, cause mortgage title policies to be issued for all real property collateral under the Company’s ABL Facility and to pay all premiums for such title policies.

In addition, each Lender agreed to provide additional term loans to the Company for the purpose of providing the Company with sufficient liquidity to continue to fund its operations and implement the restructuring transactions contemplated by the RSA.

The foregoing description of the Term Loan Agreement Amendment is only a summary and does not purport to be a complete description of the terms and conditions under the Term Loan Agreement Amendment, and such description is qualified in its entirety by reference to the full text of the Term Loan Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Letter Agreement Regarding Additional Term Commitment

On April 3, 2017, in connection with the Term Loan Agreement Amendment, the Company and Wells Fargo entered into a letter agreement regarding the Additional Term Commitment (the “Letter Agreement”). Pursuant to the Letter Agreement, Wells Fargo agreed to not exercise any remedies with respect to the cash proceeds received from the Additional Term Commitment or any additional Term Loans that are deposited in the Company’s Master Account. In addition, the Letter Agreement provides that in the event Wells Fargo or the lenders under the ABL Facility foreclose or otherwise obtain direct control over the Additional Term Commitment, such Additional Term Commitment shall be deemed to be held in trust by Wells Fargo or the lenders under the ABL Facility for the benefit of the Term Loan Lenders.

The foregoing description of the Letter Agreement is only a summary and does not purport to be a complete description of the terms and conditions under the Letter Agreement, and such description is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Intercreditor Agreement Amendments

On April 3, 2017, in connection with the Term Loan Agreement Amendment, the Company acknowledged and agreed to the terms and conditions under Amendment No. 3 to Intercreditor Agreement (the “Pari Passu Intercreditor Agreement Amendment”), dated April 3, 2017, by and among Wells Fargo, as pari passu collateral agent, Wells Fargo, as revolving credit agreement agent under the ABL Facility, and Wilmington, as administrative agent under the Term Loan Agreement, which further amends the Intercreditor Agreement, dated as of April 15, 2016, between Wells Fargo, as pari passu collateral agent, Wells Fargo, as administrative agent under the ABL Facility, and Wilmington, as administrative agent under the Term Loan Agreement. On April 3, 2017, in connection with the Term Loan Agreement Amendment, the Company acknowledged and agreed to the terms and conditions under Amendment No. 3 to Intercreditor Agreement (the “Second Lien Intercreditor Agreement Amendment”), dated April 3, 2017, by and among Wells Fargo, as revolving credit agreement agent under the ABL Facility, Wilmington, as administrative agent under the Term Loan Agreement, and Wilmington, as second lien agent under the Second Lien Intercreditor Agreement, which further amends the Intercreditor Agreement, dated as of April 15, 2016, between Wells Fargo, as administrative agent under the ABL Facility, Wilmington, as administrative agent under the Term Loan Agreement, and Wilmington, as collateral agent under the indenture governing the Company’s 12.5%/10.0% Senior Secured Second Lien Notes due 2021 (the “2021 Notes”). The Pari Passu Intercreditor Agreement Amendment and the Second Lien Intercreditor Agreement Amendment permit the Additional Term Commitment by amending the Term Loan Cap (as defined therein) to increase it from $63,910,000 to $65,120,000. The Term Loan Cap is higher than the commitment under the Term Loan, as it includes, in addition to the Lenders’ commitment under the Term Loan Agreement, origination fees paid in kind and a 10% cushion.

The foregoing descriptions of the Pari Passu Intercreditor Agreement Amendment and Second Lien Intercreditor Agreement Amendment are only summaries and do not purport to be a complete description of the terms and conditions under the Pari Passu Intercreditor Agreement Amendment and Second Lien Intercreditor Agreement Amendment, and such descriptions are qualified in their entirety by reference to the full text of the Pari Passu Intercreditor Agreement Amendment and Second Lien Intercreditor Agreement Amendment, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On April 3, 2017, the Company received a letter from Wells Fargo notifying the Company that the maturity date of the ABL Facility occurred on March 31, 2017, and that, as a result, all commitments under the ABL Facility are automatically terminated and all obligations under the ABL Facility are currently due and payable, and have been due and payable since March 31, 2017. As the Company has not repaid all outstanding obligations under the ABL Facility, the letter notified the Company that it is in default under the ABL Facility. As a result, the lenders under the ABL Facility are entitled to exercise their rights and remedies under the ABL Facility, the other Loan Documents (as defined in the ABL Facility), and applicable law. In addition, the default under the ABL Facility constitutes an event of cross-default under the Term Loan Agreement and indentures governing the Company’s 9.875% Senior Notes due 2018 (the “2018 Notes”) and 2021 Notes. Wells Fargo and the other lenders under the ABL Facility are considering their rights and remedies and have not determined whether they will exercise such rights and remedies; however, they may choose to do so at any time. The Company does not currently have sufficient liquidity to repay the obligations under the ABL Facility, Term Loan, or indentures governing the 2018 Notes and 2021 Notes. As such, the holders of the Company’s indebtedness may initiate foreclosure actions at any time and it is possible that the Company may become subject to bankruptcy proceedings. The Company anticipates it will have sufficient liquidity from the Additional Term Commitment and the additional Term Loans to fund its operations, but there can be no assurances to that effect. The Company continues to engage in discussions with its debtholders regarding strategic restructuring transactions aimed at recapitalizing the Company to address its liquidity, capital structure, and debt service obligations.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

4.1	Amendment No. 3 to Intercreditor Agreement, dated April 3, 2017, by and among Wells Fargo, as pari passu collateral agent, Wells Fargo, as revolving credit agreement agent under the ABL Facility, and Wilmington, as administrative agent under the Term Loan Agreement

4.2	Amendment No. 3 to Intercreditor Agreement, dated April 3, 2017, by and among Wells Fargo, as revolving credit agreement agent under the ABL Facility, Wilmington, as administrative agent under the Term Loan Agreement, and Wilmington, as second lien agent under the Second Lien Intercreditor Agreement

10.1	Fifth Amendment (Increase Amendment) to Term Loan Credit Agreement, dated April 3, 2017, by and among the Lenders, Wilmington, Wells Fargo, the Company and the guarantors named therein

10.2	Letter Agreement, dated April 3, 2017, between the Company and Wells Fargo

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: April 7, 2017	By:	/s/ Joseph M. Crabb
		Name:	Joseph M. Crabb
		Title:	Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amendment No. 3 to Intercreditor Agreement, dated April 3, 2017, by and among Wells Fargo, as pari passu collateral agent, Wells Fargo, as revolving credit agreement agent under the ABL Facility, and Wilmington, as administrative agent under the Term Loan Agreement

4.2	Amendment No. 3 to Intercreditor Agreement, dated April 3, 2017, by and among Wells Fargo, as revolving credit agreement agent under the ABL Facility, Wilmington, as administrative agent under the Term Loan Agreement, and Wilmington, as second lien agent under the Second Lien Intercreditor Agreement

10.1	Fifth Amendment (Increase Amendment) to Term Loan Credit Agreement, dated April 3, 2017, by and among the Lenders, Wilmington, Wells Fargo, the Company and the guarantors named therein

10.2	Letter Agreement, dated April 3, 2017, between the Company and Wells Fargo